CONSULTING AGREEMENT

            This  Agreement  is made and entered  into as of March 15, 2000 (the
"Effective   Date")  by  and  between  Michele  Golden  and  Internet   Commerce
Corporation, a Delaware corporation.

                                   DEFINITIONS

            As used throughout this Settlement and Release:

            1. "Golden" refers to Michele Golden, her heirs, executors, administrators, agents, successors, assigns and dependents.

            2. "ICC" refers to Internet Commerce Corporation and its Affiliates and their successors.

                                    RECITALS

            WHEREAS, Golden has resigned her employment with ICC as Executive Vice President of New Business Development; and

            WHEREAS, ICC desires to retain Golden's services as a consultant, and Golden desires to provide such services; and

            WHEREAS, this Agreement is being executed simultaneously with the Agreement and Release between Golden and ICC dated as of March 15, 2000 (the "Release");

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and set forth in the Agreement and Release between Golden and ICC dated as of March 15, 2000, and intending to be and being legally bound hereby, the parties agree as follows:

                                    AGREEMENT

            1. Engagement; Term. ICC hereby engages Golden, and Golden hereby accepts such engagement and agrees to serve as a consultant to the Company, upon the terms and conditions hereinafter set forth, for a term commencing on March 16, 2000 (the "Effective Date") and (unless sooner terminated as hereinafter provided) expiring twenty-four months after the Effective Date (such term being hereinafter referred to as the "Term").

            2. Duties. During the Term, Golden shall be available to render consulting services not to exceed twenty hours per month from time to time as hereinafter provided on such project or projects relating to corporate development of the Company as may be reasonably delegated to Golden by the Board of Directors or Chief Operating Officer of ICC. Golden agrees that she shall use her best efforts to perform such services faithfully and diligently, and to the best of her ability.

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            3. Compensation. As full compensation for all services to be provided by Golden hereunder during the Term:

                  (a) ICC shall pay to Golden an aggregate payment of $500,000, payable in eight equal quarterly installments, with the first such installment to be paid upon the expiration of the revocation period referenced in paragraph 17 of the Release and the remaining payments to be made on each of the three, six, nine, twelve, fifteen, eighteen, and twenty-four month anniversaries of the Effective Date.

                  (b) In addition, on the Effective Date, ICC shall grant Golden a non-qualified stock option (the "New Option") to purchase 100,000 shares of Class A common stock, par value $.01 per share, of ICC (the "Common Stock"). The date of grant of the New Option shall be the Effective Date. The exercise price of the New Option shall be the closing price of the Common Stock on the Nasdaq Small Cap market on the trading day immediately preceding the Effective Date. The New Option shall be fully vested and exercisable immediately upon the expiration of the revocation period referenced in paragraph 17 of the Release and shall remain exercisable for ten years from the Effective Date. The Common Stock subject to the New Option shall be registered by ICC on a Form S-8 or Form S-3 (or any successor or other appropriate form) as soon as practicable following the Effective Date, and ICC shall use its reasonable commercial efforts to cause such registration statement to become and remain effective for as long as the New Option, or a portion thereof, remains outstanding, as soon as reasonably possible. The number of shares subject to the New Option and the exercise price thereof shall be appropriately and proportionately adjusted simultaneously with any recapitalization, reclassification, stock split, reverse stock split, exchange of shares or other similar changes in capitalization or any reorganization of ICC (whether by merger, consolidation, compulsory share exchange or otherwise) or any distribution of stock or property of ICC in respect of shares of Common Stock (or such other securities issued in exchange therefor), and adjustment shall be made successively for all such changes and actions.

                  (c) Pursuant to grants made to Golden on March 19, 1997, which are governed by the terms of the 1994 Stock Option Plan, Golden has outstanding options to acquire 376,397 shares of Common Stock, which are fully vested and exercisable as of the Effective Date (the "Prior Options"). The exercise price for 199,046 shares of Common Stock underlying the Prior Options is $00.301, and the exercise price for the remaining 177,351 shares of Common Stock underlying the Prior Options is $00.338. Golden shall have three months following the Effective Date to exercise all Prior Options that qualify to be treated as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and one year from the Effective Date to exercise all Prior Options that do not qualify to be treated as ISOs. For as long as the Prior Options remain outstanding, ICC shall use reasonable commercial efforts to maintain the effectiveness of a registration statement on Form S-8 or S-3 (or any successor or other appropriate form).

         4. Termination for Cause. ICC may terminate the consulting engagement hereunder and this Agreement at any time for Cause. For purposes of this Agreement, the term "Cause" shall mean any material breach by Golden of the Agreement and Release of even date hereof between ICC and Golden; provided, however, that a termination for cause shall not become effective unless Golden fails to cure breach within seven (7) days after written notice from the Company, such notice to describe such breach and identify what reasonable actions shall be required to cure such breach, if such breach is susceptible of cure.

         5. Cooperation. Golden shall cooperate fully with ICC in the prosecution or defense, as the case may be, of any and all actions, governmental inquiries or other legal proceedings in which Golden's assistance may be requested by ICC. Such cooperation shall include, among other things, making documents relating to ICC or its affiliates in Golden's custody or control available to ICC or its counsel, making Golden available for interviews by ICC or its counsel, and being available to appear as a witness, at deposition, trial or otherwise. Any reasonable vouchered out-of-pocket expenses incurred by Golden in fulfilling her obligations under this Section 6 shall be promptly reimbursed by ICC. The provisions of this Section 6 shall survive the termination or expiration of this Agreement and the Term.

         6. Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, to those persons listed below at their following respective addresses or at such other address or person's attention as each may specify by notice to the other:

            To ICC:

                  Internet Commerce Corporation
                  805 Third Avenue
                  New York, New York 10022
                  Attention:  Dr. Geoffrey S. Carroll

            To Golden:

                  Michele Golden
                  945 Fifth Avenue, Apt. 12D
                  New York, New York 10021

         7. Miscellaneous.

                  (d) The failure of either party at any time to require performance by the other party of any provision hereunder will in no way affect the right of that party thereafter to enforce the same, nor will it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor will the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

                  (e) This Agreement is a personal contract calling for the provision of unique services by Golden, and Golden's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of ICC hereunder will be binding upon and run in favor of the successors and assigns of ICC.

                  (f) The unenforceability or invalidity of any provision or provisions of this Agreement and Release shall not render any other provision or provisions hereof unenforceable or invalid.

                  (g) The parties agree that any disputes concerning the interpretation or application of this Agreement shall be governed by New York law and submitted to a court in New York, without regard to principles of conflict of law or where the parties are located at the time a dispute arises. The prevailing party in any action brought under this Agreement shall be entitled to recovery of all costs, including reasonable attorneys' fees, costs, and expenses incurred by the other party in connection with such proceeding.

                  (h) This Agreement, together with the Release, sets forth the entire understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, writings and discussions between the parties with respect to that subject matter. This Agreement may be terminated, altered, modified or changed only by a written instrument signed by both parties hereto.

                  (i) The Section headings herein are for convenience of reference only and shall not affect the meaning of any provision of this Agreement

                  (j) The provisions of this Agreement which by their terms call for performance subsequent to the expiration or other termination of the Term, or of this Agreement, shall so survive such expiration or termination.

                  (k) In rendering the services to be rendered by Golden hereunder, Golden shall be an independent contractor. Golden shall not be considered as having employee status or being entitled to participate in any employee plans, arrangements or distributions by ICC. Golden shall not act as an agent of ICC and shall not be entitled to enter into any agreements, incur any obligations on behalf of ICC, or be authorized to bind ICC in any manner whatsoever. No form of joint venture, partnership or similar relationship between the parties is intended or hereby created. As an independent contractor, Golden shall be solely responsible for determining the means and methods for performing the services to be rendered hereunder. All of Golden's activities will be at her own risk and Golden is hereby given notice of its responsibility for arrangements to guard against physical, financial, and other risks, as appropriate. Except as otherwise required by law, ICC shall not withhold any sums from the payments to be made for Social Security or other federal, state or local tax liabilities or contributions, and all withholding, liabilities, and contributions shall be solely Golden's responsibility.

                  (l) This Agreement shall be null, void, and of no further effect if Golden revokes the Release in accordance with paragraph 17 of the Release.

            IN WITNESS WHEREOF, the parties have executed this Agreement.

                                    INTERNET COMMERCE CORPORATION


                                    By:
---------------------------              ------------------------------------
Michele Golden                           Name:  Geoffrey S. Carroll
                                         Title:  President and Chief Executive
                                                   Officer